UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2009

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2009, Inland Western Retail Real Estate Trust, Inc. (the “Company”), through certain subsidiaries, entered into a secured debt financing arrangement with JPMorgan Chase Bank, N.A. (the “Lender”) pursuant to which the Lender lent the Company $625,000,000 (the “Financing”), consisting of a first mortgage loan secured by a portfolio of 55 properties and mezzanine loans.  The loans comprising the Financing are non-recourse to Inland Western, have a term of 10 years, and represent a 74% loan-to-appraised-value ratio.  The Financing, including the mezzanine loans, bears interest at an annual weighted average fixed rate of 8.56%.  The first mortgage loan requires monthly payments of principal and interest beginning January 1, 2010, with payment of the remaining principal and any accrued but unpaid interest on December 1, 2019 (the “Maturity Date”), while each of the mezzanine loans requires monthly payments of interest only beginning January 1, 2010, with payment of the full principal amount and any accrued but unpaid interest on the Maturity Date.  The first mortgage loan may be prepaid in full only, without premium, at any date from and after the third month before the Maturity Date, if the mezzanine loans have been paid in full.  In addition, beginning no later than January 1, 2014, the Company may voluntarily defease all or a portion of the first mortgage loan in connection with a property release.  The mezzanine loans may be prepaid in full, with premium beginning February 1, 2013.  The mezzanine loans may also be prepaid, in part, in connection with a partial release of properties, with premium, beginning February 1, 2013, as long as there is a simultaneous defeasance under the first mortgage loan, and in full only, without premium, at any date from and after the third month before the Maturity Date, as long as all of the other mezzanine loans are also prepaid.

The agreements for the loans comprising the Financing contain customary representations, warranties and covenants, and events of default upon which all principal and accrued but unpaid interest may be accelerated by the Lender.  Such agreements also contain restrictions, subject to certain exceptions, on the sales of any of the properties securing the Financing or creations of encumbrances on such properties.   The proceeds of the Financing were used to refinance remaining debt of the Company that matures in 2009 and a portion of such debt that matures in 2010.

In connection with the Financing, the Company contributed the portfolio of 55 properties, through the contribution of the entities which owned them, to a newly-formed limited liability company.  This newly-formed limited liability company raised additional capital by selling a minority membership interest (which represented a 23% interest with payment of a preferred return and incentive and other compensation) to Inland Equity Investors, LLC, a newly-formed limited liability company owned by certain individuals, including Daniel L. Goodwin, who controls more than 5% of the common stock of the Company, and Robert D. Parks, who is the Chairman of the Board of the Company and affiliates of The Inland Real Estate Group, Inc.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,”

“continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: December 7, 2009		General Counsel and Secretary